EXHIBIT 5.1

                                  [Letterhead]


                                January 18, 2001

SCIOS INC.
820 West Maude Avenue
Sunnyvale, California 94085

         Re:      $120,000,000 Aggregate Offering
                  Price of Securities of Scios Inc.

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on January 18, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Scios Inc., a Delaware corporation (the "Company") of up to $120,000,000 aggregate offering price of shares of common stock, par value $0.001 per share (the "Common Stock"). The Common Stock is referred to herein as the "Securities."

         In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

         We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

         1. The Company has the authority pursuant to its Certificate of Incorporation (the "Certificate"), to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision regarding the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

         We  consent  to  your  filing  this   opinion  as  an  exhibit  to  the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,



                                      /s/   Latham & Watkins
                                      ------------------------------------------